Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated April 9, 1997, accompanying the financial statements of Transport South, Inc. included in the Form 8-K/A, dated February 12, 1998, of Kenan Transport Company. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kenan Transport Company on Form S-8 (File No. 33-2494, dated January 23,
1986).


                                          Grant Thornton LLP


Atlanta, Georgia
February 12, 1998